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                                                             EXHIBIT NUMBER 11.1

11.1  Statement re computation of per share earnings

The following table shows the computation of the basic and diluted earnings per share for the six months ended June 30 (dollars in thousands, except per share amounts):

-------------------------------------------------------------------------------------------------------------
                                         Net income      Weighted average     Earnings per share
                                                         number of shares
-------------------------------------------------------------------------------------------------------------
       6/30/00
-------------------------------------------------------------------------------------------------------------
Earnings per share,                          $3,298          7,442,410                $.44
basic
-------------------------------------------------------------------------------------------------------------
Effect of stock                                                297,692
options-net                                                    -------
-------------------------------------------------------------------------------------------------------------
Earnings per share,                          $3,298          7,740,102                $.43
diluted
-------------------------------------------------------------------------------------------------------------
       6/30/99
-------------------------------------------------------------------------------------------------------------
Earnings per share,                          $3,173          7,384,147                $.43
basic
-------------------------------------------------------------------------------------------------------------
Effect of stock                                                153,574
options-net                                                    -------
-------------------------------------------------------------------------------------------------------------
Earnings per share,                          $3,173          7,537,721                $.42
diluted
-------------------------------------------------------------------------------------------------------------


15.      Letter re unaudited interim financial information